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                                                                   Exhibit 10.45

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                             SUBSCRIPTION AGREEMENT

        SUBSCRIPTION AGREEMENT (the "Agreement") dated March 4, 1998, among ELECTRONIC DATA SUBMISSION SYSTEMS, INC., a Delaware corporation (the "Company"), National Wireless Holdings Inc. ("National") and Joseph D. Truscelli ("Truscelli", and with National, the "Investors").

                                  R E C I T A L

        WHEREAS, the Investors currently are stockholders and familiar with the operations of the Company;

        WHEREAS, the Company currently has outstanding a $300,000 principal amount note, dated July, 1996, payable to Truscelli (the "Truscelli Note") and a note, dated June 9, 1995, payable to National (the "National Note");

        WHEREAS, the parties hereto are parties to a Stockholders Agreement, dated September 10, 1997 (the "Stockholders Agreement");

        WHEREAS, as of the Closing Date (as defined below) the Company will have authorized two series of its serial preferred stock, $.01 par value per share, including the Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the Series B Convertible Preferred Stock (the "Series B Preferred Stock"), each having the respective designations, preferences and rights set forth on Exhibit A hereto (the "Certificate of Designation") ; and

        WHEREAS, the Investors have reviewed this Agreement carefully, including all Exhibits (collectively, the "Disclosure Material");

                          THE PARTIES AGREE AS FOLLOWS

        1.     PURCHASE AND SALE OF STOCK.

               1.1.   SALE AND ISSUANCE OF PREFERRED STOCK

               (a) The Company shall sell to National and National shall purchase from the Company, at a price of $100.00 per share, a total of up to 12,000 shares of Series A Preferred Stock (the "National Shares"), initially convertible into 930 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock").

               (b) The Company shall sell to Truscelli and Truscelli shall purchase from the Company, at a price of $100.00 per share, a total of up to 2,000 shares of Series B Preferred Stock (the "Truscelli Shares" and, with the National Shares, the "Purchased Shares") initially convertible into 155 shares of Common Stock.

               (c) The purchase and sale of the Purchased Shares shall take place on up to four closings (each referred to hereafter as a "Closing") on the dates (each referred to hereafter as a "Closing Date") set forth in the table below:



                                                        AMOUNT                     -                   DELIVERY OF
                              --------------------------------------------------------          ------------------------------
      1                 2.                            3.                          4                5.                6.
                                                   NATIONAL
                                             -----------------------

                                               a.               b.

                                                            PORTION           PORTION
                                                             OF THE            OF THE
                                                            NATIONAL         TRUSCELLI
                                                              NOTE              NOTE           NATIONAL         TRUSCELLI
   CLOSING              DATE                 CASH          SURRENDERED       SURRENDERED        SHARES            SHARES
   -------              ----                 ----          -----------       -----------        ------            ------
     1.             March 13, 1998         $300,000                            $50,000           3,000             500
     2.             March 30, 1998*        $300,000                             50,000           3,000             500
     3.              May 31, 1998*         $200,000          $100,000           50,000           3,000             500
     4.              July 31, 1998*        $200,000          $100,000           50,000           3,000             500


* Subject to satisfactory performance, as determined by National in its discretion, of the business plan of the Company.




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At each Closing:

               (a) National shall deliver to the Company or its designees by wire transfer or check, or such other method of payment as the Company shall approve, the amount set forth for such Closing in column 3a above or a supplemental schedule to the National Notes in the form attached hereto as EXHIBIT B reflecting the surrender by National of the portion of principal amount of the National Note set forth for such Closing in column 3b above, and the Company shall (i) issue and deliver to National a certificate or certificates in form satisfactory to National for the National Shares to be issued by the Company at such Closing and (ii), if applicable, pay to National accrued interest on the National Note.

               (b) Truscelli shall deliver to the Company or its designees the Truscelli Note (or, at the second through fourth Closings, the amended and restated note referred to below) for cancellation, and the Company shall issue and deliver to Truscelli (i) a certificate or certificates in form satisfactory to National for the Truscelli Shares to be issued by the Company at such Closing and (ii) an executed amended and restated
        note in the form attached hereto as EXHIBIT C reflecting the surrender by Truscelli of the portion of principal amount of the Truscelli Note set forth for such Closing in column 4 above, and shall pay to Truscelli accrued interest on the Truscelli Note.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investors that, except as disclosed in the Disclosure Material :

               2.1    CORPORATE ORGANIZATION AND AUTHORITY.  The Company:

                      (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                      (b) has the corporate power and authority to own or lease its properties in the places where such business is now conducted and to carry on its business as now conducted; and

                      (c) there are no other states or jurisdictions in which the failure of the Company to qualify to transact business could reasonably be expected to materially adversely affect the business, financial condition, operations or prospects of the Company.

               2.2. CAPITALIZATION. On the date hereof, the authorized capital of the Company consists of 100,000 shares of Common Stock, $.01 par value, of which on the date hereof, 11,632 shares are validly issued, fully paid, non-assessable and outstanding, and as of the Closing Date the authorized capital will also consist of 100,000 shares of Serial Preferred Stock, par value $.01 per share, of which on the first Closing Date no shares will be issued and outstanding. All outstanding shares were issued in compliance with all applicable Federal and state securities laws. Except as contemplated by this Agreement or the Stockholders Agreement, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including the Purchased Shares and the shares of Common Stock into which the Purchased Shares are convertible, and (iii) no commitments or understandings


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(oral or written) of the Company to issue any shares, warrants, options or other rights.

               2.3. VALIDITY OF PURCHASED SHARES. When issued, sold and delivered in accordance with the terms and for the consideration expressed herein, the Purchased Shares shall be duly authorized, validly issued, fully paid and non-assessable.

               2.4. COMMON STOCK ISSUABLE ON CONVERSION OF PURCHASED SHARES. The shares of Common Stock initially issuable upon conversion of the Purchased Shares have been duly authorized and have been, and at all times prior to such conversion will have been, duly reserved for issuance upon such conversion and, when so issued, will be validly issued, fully paid and non-assessable.

               2.5. PRIVATE OFFERING. Neither the Company nor anyone acting on its behalf has offered any of the Purchased Shares for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than the Investors.

               2.6 AUTHORIZATION. When executed and delivered by the Company, this Agreement will constitute the valid and binding obligation of the Company.

        3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants to the Company as follows:

               3.1. AUTHORIZATION. When executed and delivered by each Investor, this Agreement will constitute the valid and binding obligation of such Investor.

               3.2. BROKERS AND FINDERS. Such Investor has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

        4.     SECURITIES LAWS.

               4.1. SECURITIES LAWS REPRESENTATIONS AND COVENANTS OF INVESTORS.

                    (a) This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Purchased Shares to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the Purchased Shares.

                    (b) Each Investor understands and acknowledges that the offering of the Purchased Shares pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or qualified under any state "Blue Sky" laws ("State Securities Laws") on the grounds that the offering and sale of the Purchased Shares are exempt from registration and qualification, respectively, under the Securities Act and the State Securities Laws, and that the Company's reliance upon such exemption is predicated upon such Investor's representations set forth in this Agreement.

                    (c) Each Investor covenants that, unless the Purchased Shares, the shares of Common Stock issuable upon conversion of the Purchased Shares or any shares of capital stock of the Company received in respect of the foregoing have been registered under the Securities Act, such


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Investor will not dispose of such shares unless and until (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken.

                    (d) In connection with the investment representations made herein, each Investor represents that (i) such Investor is able to fend for himself or itself in the transactions contemplated by this Agreement; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor's prospective investment in the Purchased Shares; (iii) such Investor has the ability to bear the economic risks of such Investor's prospective investment and can afford the complete loss of such investment; (iv) such Investor has been furnished with and has had access to such information as would be made available in the form of a registration statement under the Securities Act together with such additional information as is necessary to verify the accuracy of the information supplied; and (v) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company.

                    (e) Each Investor further represents by execution of this Agreement that such Investor is an accredited investor, as defined in Rule 501 promulgated under the Securities Act.

                    (f) By acceptance hereof, each Investor agrees that the Purchased Shares, the shares of Common Stock issued on conversion of the Purchased Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the Securities Act, or an exemption therefrom, and therefore such Investor may be required to hold such shares for an indeterminate period.

               4.2. LEGENDS. All certificates for the Purchased Shares and the shares of Common Stock issued on conversion thereof, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT, NOR MAY SUCH SHARES BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE SUBSCRIPTION AGREEMENT DATED AS OF MARCH __, 1998, PURSUANT TO WHICH THEY WERE ISSUED AND THE STOCKHOLDERS AGREEMENT, DATED SEPTEMBER 10, 1997, AMONG THE ISSUER, THE HOLDER OF SUCH SHARES AND THE OTHER PARTIES THERETO.


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  In addition, such certificates shall bear any legend that, in the opinion of the Company's counsel, is required under the Stockholders Agreement, the By-laws of the Company or pursuant to any state, local or foreign law governing the Purchased Shares or any shares of Common Stock issued on conversion of the Purchased Shares.

        5. CONDITIONS TO INVESTORS' OBLIGATIONS AT EACH CLOSING. The obligations of the Investors under Section 1.1 of this Agreement are subject to the fulfillment at or before each Closing of each of the following conditions, any of which may be waived in writing by the Investors or any of them.

               5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 2 shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

               5.2. PERFORMANCE. The Company shall have performed or fulfilled all terms, covenants and conditions contained herein required to be performed or fulfilled by the Company before the Closing.

               5.3. CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been approved by the Board of Directors of the Company in the manner and by the vote required by Delaware law, and shall have been duly filed with the Secretary of State of the State of Delaware and shall have become effective.

               5.4. PROCEEDINGS SATISFACTORY. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to the Investors.

        6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company under Section 1.1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

               6.1. WARRANTIES TRUE ON THE CLOSING DATE. The representations and warranties of each of the Investors contained in Sections 3 and 4 shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

        7.   MISCELLANEOUS.

               7.1. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein other than the Stockholders Agreement. Any previous agreement among the parties with respect to the sale of the Purchased Shares is superseded by this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors' administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.


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

               7.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

               7.3. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               7.4. HEADINGS. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

               7.5. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given if sent by hand upon delivery, if sent by fax upon delivery (with answer back), if sent by overnight mail delivery, on the next day, or if sent by registered or certified mail five days after deposit, addressed to a party at its address hereinafter shown or at such other address as such party may designate by ten days advance written notice to the other party. Any notice shall be sent :

               if to the Company or Truscelli, to :

                      Electronic Data Submission Systems, Inc.
                      4575 Galley Road, Suite 100
                      Colorado Springs, CO 80915
                      Fax:  (719) 550-9810
                      Attention:  Joseph D. Truscelli, President

               if to National, to:

                      National Wireless Holdings Inc.
                      249 Royal Palm Way, Suite 301
                      Palm Beach, FL 33480
                      Fax: 407 832 0981
                      Attention: Terrence S. Cassidy, President

                   with a copy  to:

                      NWH Inc.
                      156 West 56th Street, Suite 2001
                      New York, NY 10019
                      Fax: 212 582 1022
                      Attention: Terrence S. Cassidy, President

                   and:

                      Hahn & Hessen LLP
                      350 Fifth Avenue
                      New York, New York 10118
                      Fax: 212 594 7167
                      Attention:  James Kardon.


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

               7.6. AMENDMENT OF AGREEMENT. The terms and provisions of this Agreement may not be modified or amended except in writing.

               7.7. COUNSEL. Each of the parties (i) acknowledges that Hahn & Hessen LLP has acted, and from time to time continues to act, as counsel to each of the Investors, or affiliates thereof, as well as to the Company, (ii) consents to the representation of the Company and such other representation of National by Hahn & Hessen LLP and (iii) waives any conflicts of interest claim which may arise therefrom. Without limitation on the foregoing, Hahn & Hessen LLP is authorized to disclose all information concerning the Company and its plans to each of the Investors.

               7.8. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              NATIONAL WIRELESS HOLDINGS INC.


                                              By:_____________________________


                                              ---------------------------------
                                              Joseph D. Truscelli


                                              ELECTRONIC DATA SUBMISSION
                                              SYSTEMS, INC.



                                              By :_____________________________



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

                                                                       EXHIBIT B

                              SUPPLEMENTAL SCHEDULE

                                       TO

                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

                       NOTE DATED JUNE 9, 1995, PAYABLE TO

                         NATIONAL WIRELESS HOLDINGS INC.

  In consideration of the issuance and delivery of 1,000 shares of Series A Convertible Preferred Stock of Electronic Data Submission Services, Inc. on ______________, 1998, the principal amount due under the Note is hereby reduced by $100,000.


  NATIONAL WIRELESS HOLDINGS INC.



  By:____________________________________



  ELECTRONIC DATA SUBMISSION SYSTEMS, INC.



  By:___________________________________


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


                                                                       EXHIBIT C

                            AMENDED AND RESTATED NOTE

Colorado Springs, Colorado                                  _____________, 1998

        FOR VALUE RECEIVED, the undersigned, Electronic Data Submission Systems, Inc., a Delaware Corporation, (the "Borrower"), hereby promises to pay to the order of Joseph D. Truscelli, ("Truscelli") at the principal office of Truscelli or at such other place as Truscelli may from time to time designate to Borrower in writing, (a) the principal sum of ________________, ($_______________) in lawful money of the United States of America and in immediately available funds, on or before March 15, 1999, and (b) interest on the unpaid principal amount thereof, in like money and funds, for the period commencing on the date hereof until such amount shall be paid in full, at the rate per annum provided in the Note (the "National Note"), dated June 9, 1995 made by the Borrower payable to National Wireless Holdings Inc. ("National"), on demand made after the National Note has been paid in full. In no event shall interest exceed the maximum interest rate permitted by law.

        The Borrower shall pay interest on this Note or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) which shall not be paid in full when due (whether by demand, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post Default Rate (as defined in the National Note) and all such interest shall be payable upon demand.

        Capitalized terms used in this Note have the respective meanings assigned to them in the National Note.

        If an Event of Default occurs which has not been cured within any applicable cure period, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the National Note; provided that notwithstanding such acceleration repayment of this Note shall be subordinated to the National Note and any payments received on this Note prior to the payment in full of the National Note shall be held in trust by Truscelli and promptly remitted to National.

        The Borrower agrees to pay costs of collection and reasonable attorneys' fees and disbursements in case default occurs in the payment of this Note.

        This Note amends and restates in its entirety (and is given in substitution for and not in satisfaction of) that certain Note between the parties hereto, dated July, 1996, in the original principal amount of $300,000.

ELECTRONIC DATA SUBMISSION SYSTEMS, INC.



By:__________________________________________
      Its President


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